UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On March 23, 2012, ARK Restaurants Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Meeting”).

At the Meeting, a total of 2,937,612 votes out of 3,244,845 issued and outstanding shares of Common Stock voted. The following matters were voted upon with the number of votes cast, for, against, or withheld, abstentions, broker non-votes and number of votes cast on Proposal 4 for frequency on advisory vote on executive compensation are as follows:

1.                  Election of a Board of nine directors

	For	Withheld	Broker Non-Votes
01 – Michael Weinstein	2,130,121	18,807	788,684
02 – Steven Shulman	2,132,321	16,607	788,684
03 – Robert Stewart	2,128,250	20,678	788,684
04 – Marcia Allen	2,132,120	16,808	788,684
05 – Paul Gordon	2,137,921	11,007	788,684
06 – Bruce R. Lewin	2,132,521	16,407	788,684
07 – Vincent Pascal	2,137,221	11,707	788,684
08 – Arthur Stainman	2,132,321	16,607	788,684
09 – Stephen Novick	2,122,350	26,578	788,684

2.                  Ratification of the appointment of J.H. Cohn LLP as independent auditors for the 2012 fiscal year.

For	Against	Abstain
2,869,718	59,300	8,594

3.                  Advisory vote on approval of executive compensation.

For	Against	Abstain	Broker Non-Votes
1,864,854	275,181	8,893	788,684

4.                  Advisory vote on the frequency of the advisory vote on executive compensation.

For	Against	1 Year	Abstain	Broker Non-Votes
1,200,247	3,542	943,129	2,010	788,684

5.                  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For	Against	Abstain
1,859,893	1,072,016	5,703

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

/S/ Michael Weinstein
By:	Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 26, 2012